Exhibit 99.1

The Navigators Group, Inc. CORPORATE NEWS
Navigators Announces Executive Change
NEW YORK, October 10, 2011 —The Navigators Group, Inc. (NASDAQ:NAVG) today announced the retirement of Francis W. McDonnell as Senior Vice President & Chief Financial Officer effective as of October 31, 2011. Ciro DeFalco, the Company’s Senior Vice President, Finance, will serve as the Company’s interim Chief Financial Officer.
Stanley A. Galanski, Chief Executive Officer and President, said: “Frank has been a valued member of our Global Leadership Team for the past three years. During that time, he has successfully directed financial management and strategy through perilous economic times. We are grateful to Frank for his many contributions during the last three years and wish him well in his future endeavors.”
The Navigators Group, Inc. is an international specialty insurance holding company with insurance company operations, underwriting management companies, and operations at Lloyd’s of London. Headquartered in New York City, Navigators has offices in major insurance centers in the United States, the United Kingdom and Continental Europe.
MEDIA CONTACT:
Taha Ebrahimi
(914) 933-6209
tebrahimi@navg.com
www.navg.com